EXHIBIT 25.4


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1


                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) ___


                               --------------

                     THE FIRST NATIONAL BANK OF CHICAGO
            (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                      (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS         60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                     THE FIRST NATIONAL BANK OF CHICAGO
                    ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS 60670-0286
           ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            RITE AID CORPORATION
            (EXACT NAME OF OBLIGORS AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                    APPLIED FOR
  (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                 identification number)

30 Hunter Lane                                      17011
Camp Hill, Pennsylvania                           (Zip Code)
(Address of principal executive offices)

                Preferred Securities of Rite Aid Financing I
               Preferred Securities of Rite Aid Financing II Preferred Securities of Rite Aid Financing III Preferred Securities of Rite Aid Financing IV
                      (Title of Indenture Securities)



ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.:
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
            POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of
               the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise
               corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not applicable.

            6. The consent of the trustee required by Section 321(b) of the
               Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of January, 1999.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE


            BY \S\ RONALD J. BRUNER
              ----------------------
              RONALD J. BRUNER
              VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).




                              EXHIBIT 6


                 THE CONSENT OF THE TRUSTEE REQUIRED
                    BY SECTION 321(b) OF THE ACT



                                          January 13, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declarations of Trust of Rite Aid Financing I, II, III, and IV, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Verty truly yours,


                             THE FIRST NATIONAL BANK OF CHICAGO


                             BY: \S\ RONALD J. BRUNER
                                ---------------------
                                RONALD J. BRUNER
                                VICE PRESIDENT




                                  EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago  Call Date:  09/30/98
                      ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460              Page RC-1
City, State, Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


SCHEDULE RC-BALANCE SHEET

                                                  DOLLAR AMOUNTS IN THOUSANDS       C400
                                                                                 ----------
                                                  RCFD        BIL MIL THOU
                                                  ----        ------------
ASSETS
1.    Cash and balances due from depository       RCFD
      institutions (from Schedule RC-A):          ----
      a.  Noninterest-bearing balances and
      currency and coin(1)....................    0081        4,898,646             1.a
      b.  Interest-bearing balances(2)...... .    0071        4,612,143             1.b
2.    Securities
      a.  Held-to-maturity securities (from
      Schedule RC-B, column A)................    1754                0             2.a
      b.  Available-for-sale securities (from
      Schedule RC-B, column D)................    1773        9,817,318             2.b
3.    Federal funds sold and securities
      purchased under agreements to resell....    1350        6,071,229             3.
4. Loans and lease financing receivables:         RCFD
      a.  Loans and leases, net of unearned       ----
      income (from Schedule RC-C).............    2122       26,327,215             4.a
      b.  LESS:  Allowance for loan and lease
      losses..................................    3123          412,850             4.b
      c.  LESS:  Allocated transfer risk
      reserve.................................    3128                0             4.c
      d.  Loans and leases, net of unearned       RCFD
      income, allowance, and reserve (item 4.a    ----
      minus 4.b and 4.c)......................    2125       25,914,365             4.d
5.    Trading assets (from Schedule RD-D).....    3545        6,924,064             5.
6.    Premises and fixed assets (including
      capitalized leases).....................    2145          731,747             6.
7.    Other real estate owned (from Schedule
      RC-M)...................................    2150            6,424             7.
8.    Investments in unconsolidated
      subsidiaries and associated companies
      (from Schedule RC-M)....................    2130          153,385             8.
9.    Customers' liability to this bank on
      acceptances outstanding.................    2155          352,324             9.
10.   Intangible assets (from Schedule RC-M)..    2143          295,823            10.
11.   Other assets (from Schedule RC-F).......    2160        2,193,803            11.
12.   Total assets (sum of items 1 through 11)    2170       61,971,271            12.

-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:  The First National Bank of Chicago  Call Date:  09/30/98
                      ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460             Page RC-2
City, State, Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                          DOLLAR AMOUNTS IN
                                                                  THOUSANDS

LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals
      of columns A and C from Schedule                 RCON
                                                       ----
      RC-E,  part I)......................             2200        20,965,124        13.a
      (1)  Noninterest-bearing(1).........             6631         9,191,662        13.a1
      (2)     Interest-bearing............             6636        11,773,462        13.a2

      b.  In foreign offices, Edge and Agreement       RCFN
      subsidiaries, and IBFs (from Schedule            ----
      RC-E, part II).....................              2200        15,912,956        13.b
      (1)  Noninterest bearing............             6631           475,182        13.b1
      (2)  Interest-bearing...............             6636        15,437,774        13.b2

14.   Federal funds purchased and
      securities sold under agreements to
      repurchase:                                      RCFD 2800    4,245,925        14

15.   a.  Demand notes issued to the U.S.
      Treasury............................             RCON 2840      359,381        15.a
      b.  Trading Liabilities (from Schedule
      RC-D)..............................              RCFD 3548    5,614,049        15.b

16.   Other borrowed money:                            RCFD
                                                       ----
      a.  With original maturity of one
      year or less........................             2332         4,603,402        16.a
      b.  With original maturity of more
      than one year.......................             A547           328,001        16.b
      c.  With original maturity of more
      than three years....................             A548           324,984        16.c

17.   Not applicable
18.   Bank's liability on acceptance
      executed and outstanding............             2920           352,324        18.
19.   Subordinated notes and debentures...             3200         2,400,000        19.
20.   Other liabilities (from Schedule
      RC-G)...............................             2930         1,833,935        20.
21.   Total liabilities (sum of items 13
      through 20).........................             2948        56,940,081        21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and
      related surplus.....................             3838                 0        23.
24.   Common stock........................             3230           200,858        24.
25.   Surplus (excludes all surplus
      related to preferred stock).........             3839         3,192,857        25.
26.   a.  Undivided profits and capital
      reserves............................             3632         1,614,511        26.a
      b.  Net unrealized holding gains
      (losses) on available-for-sale
      securities..........................             8434            27,815        26.b
27.   Cumulative foreign currency
      translation adjustments.............             3284            (4,851)       27.
28.   Total equity capital (sum of items
      23 through 27)......................             3210         5,031,190        28.
29.   Total liabilities, limited-life
      preferred stock, and equity capital (sum of
      items 21, 22, and 28)...............             3300        61,971,271        29.

Memorandum
To be reported only with the March Report
of Condition.
1.    Indicate in the box at the right
      the number of the statement below
      that best describes the most
      comprehensive level of auditing
      work performed for the bank by
      independent external auditors as
      of any date during 1996                                           Number
                                          6724 RCFD        N/A          M.1.

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.



1 = Independent audit of the bank             4 = Directors' examination
    conducted in accordance with                  of the bank performed
    generally accepted auditing                   by other external auditors
    standards by a certified public               (may be required by state
    accounting firm which submits a               chartering authority)
    report on the bank                        5 = Review of the bank's
2 = Independent audit of the bank's               financial statements by
    parent holding company                        external auditors
    conducted in accordance with              6 = Compilation of the
    generally accepted auditing                   bank's financial statements
    standards by a certified public               by external auditors
    accounting firm which submits             7 = Other audit procedures
    a report on the consolidated                  (excluding tax
    holding company (but not on the               preparation work)
    bank separately)                          8 = No external audit work
3 = Directors' examination of the bank
    conducted in accordance
    with generally accepted auditing
    standards by a certified
    public accounting firm (may be
    required by state chartering
    authority)